SCHEDULE II

			           INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

					      SHARES PURCHASED        AVERAGE
                        DATE            SOLD(-)             PRICE(2)

COMMON STOCK-J NET ENTERPRISES

          GAMCO INVESTORS, INC.
                      11/18/04          220,000-             *DO
                      11/16/04           24,000-            3.0000
                      11/16/04           72,000-            3.0000
                      11/16/04           48,000             3.0000
                      11/16/04           24,000-            3.0000
                      11/16/04           24,000             3.0000
                      11/16/04           48,000             3.0000
                      11/10/04            5,000             2.9770
                      11/08/04            8,000             2.8000

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ BULLENTIN BOARD.

(2) PRICE EXCLUDES COMMISSION.

(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.